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                                    EXHIBIT 5

                   OPINION OF RAY, QUINNEY & NEBEKER AS TO THE
                    LEGALITY OF THE SHARES BEING REGISTERED.

                                 March 22, 1999


First Security Corporation                    Comstock Bancorp
Attn: Morgan J. Evans, President              Attn: Robert N. Barone, CEO
79 South Main Street                          6275 Neil Road
Salt Lake City, Utah  84111                   Reno, Nevada  89511


        Re: REGISTRATION AND ISSUANCE OF FIRST SECURITY CORPORATION COMMON STOCK TO STOCKHOLDERS OF COMSTOCK BANCORP

Dear Messrs. Evans and Barone:


        This Firm has acted as counsel to First Security Corporation, a Delaware corporation ("the Company), in connection with its registration of shares of its common stock, par value $1.25 ("the Shares") for use in the merger (as defined in the Prospectus/Proxy Statement included in the Company's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on February , 1999.)

        In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company and of Comstock. Based upon and in reliance on the foregoing, it is our opinion that:


        1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus/Proxy Statement referred to above.

        2. When issued and distributed to the Stockholders of Comstock Bancorp under the terms of the merger agreement, the Shares will be duly and validly issued and will be fully paid and nonassessable.


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Morgan Evans
Robert Barone
March 22, 1999
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        3. The stockholders of the Company have no pre-emptive rights to acquire additional shares of First Security common stock in respect of the Shares.

               We hereby consent to the use of our name in the Prospectus/Proxy Statement and therein being disclosed as counsel to the Company in this matter.

                                           Very truly yours,

                                           RAY, QUINNEY & NEBEKER

                                           By: /S/ A. R. THORUP
                                               ---------------------------------
                                               A. Robert Thorup,
                                               a Stockholder and
                                               Director of the Firm